UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2008

PROLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13894 (Commission File Number)	34-1807383 (I.R.S. Employer Identification No.)
100 Gando Drive, New Haven, Connecticut 06513 (Address of principal executive offices, including zip code) (203) 401-6450 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  OTHER EVENTS

On April 11, 2008, Proliance International, Inc. (the “Company”) received a second preliminary insurance advance, in the amount of $11 million, related to automotive and light truck heat exchange inventory damaged by tornadoes and storms on February 5, 2008 at the Company’s central distribution facility in Southaven, Mississippi (the “Southaven Casualty”).  These additional insurance proceeds will be applied in accordance with the Company’s credit agreement to lower the borrowing base overadvance thereunder, which the Company must reduce to zero by May 31, 2008.  The Company had previously received a $10 million first preliminary insurance advance, which was utilized to repay indebtedness to its senior lenders.

The Company is in the process of securing additional insurance advances with respect to the Southaven Casualty.  The Company’s insurance policy covers losses of property and business interruption up to $80 million, which the Company believes should provide sufficient coverage with respect to the Southaven Casualty and related expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.

Date:  April 16, 2008

By:   /s/ Arlen F. Henock

Arlen F. Henock

     Executive Vice President and Chief Financial Officer

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